UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2011 (May 6, 2011)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 12, 2011 by Colgate-Palmolive Company (the “Company”) in order to update information disclosed under “Item 5.07. Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on May 6, 2011. The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Current Report on Form 8-K filed on May 12, 2011.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

(d)        As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Stockholders concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers, 201,395,111 shares were voted for a frequency of every year, 81,745,618 shares were voted for a frequency of every two years and 53,747,411 shares were voted for a frequency of every three years. Additionally, there were 1,265,761 abstentions and 60,639,742 broker non-votes. After considering the preference of the majority of the Company’s stockholders for a frequency of every year, the Company’s Board of Directors determined, at a meeting held on June 9, 2011, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis until the next non-binding advisory vote on the frequency of future advisory votes on executive compensation is held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: June 14, 2011	By: /s/ Katherine Hargrove Ramundo
	Name:	Katherine Hargrove Ramundo
	Title:	Vice President, Deputy General Counsel and Assistant Secretary